Putnam Global Equity Fund, April 30, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2005, Putnam Management has
assumed $19,768 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	4,829
		Class B	-
		Class C	-

72DD2		Class M	-
		Class R	0
		Class Y	152

73A1		Class A	0.020
		Class B	-
		Class C	-

73A2		Class M	-
		Class R	0.028
		Class Y	0.041

74U1		Class A	233,042
		Class B	53,823
		Class C	4,085

74U2		Class M	4,240
		Class R	18
		Class Y	3,637

74V1		Class A	8.12
		Class B	7.41
		Class C	7.81

74V2		Class M	7.85
		Class R	8.09
		Class Y	8.36